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                                                                     EXHIBIT 5.1



                                                  July 1, 1999



BancBoston Robertson Stephens Inc.
Bear, Stearns & Co. Inc.
Dain Rauscher Wessels
  As Representatives of the
  Several Underwriters
c/o     BancBoston Robertson Stephens Inc.
One International Place - 30th Floor
Boston, MA  02110


Ladies and Gentlemen:

               We have examined the Registration Statement on Form S-1 originally filed by Packeteer, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on May 21, 1999, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 4,000,000 shares of the Company's Common Stock (the "Shares"). The Shares include an over-allotment option granted to the Underwriters to purchase 600,000 additional Shares and are to be sold to the Underwriters as described in such Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

               It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

               We consent to the use of this Opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment thereto.

                                            Very truly yours,


                                            /s/ BROBECK, PHLEGER & HARRISON LLP

                                            BROBECK, PHLEGER & HARRISON LLP